UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2005

SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26887 (Commission File Number)	77-0396307 (IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA (Address of principal executive offices)	94085 (Zip Code)

(408) 616-4000
(Registrant’s telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Silicon Image, Inc. (the “Registrant”) has entered into the following related agreements: (i) a Business Cooperation Agreement, dated April 26, 2005 and entered into on April 28, 2005, with Intel Corporation (“Intel”) (the “Cooperation Agreement”), and (ii) a Unified Display Interface Specification Promoters Agreement, dated April 26, 2005 and entered into on May 2, 2005, with Intel and National Semiconductor Corporation (the “Promoters Agreement”). The Promoters Agreement is an attachment to the Cooperation Agreement and the parties’ performance under the Promoters Agreement is a necessary part of the parties’ performance under the Cooperation Agreement. The respective agreements are described below.

     Unified Display Interface Specification Promoters Agreement

     Pursuant to the Promoters Agreement, the Registrant, Intel and National Semiconductor Corporation have agreed to develop a new interconnect specification (the “UDI Specification”) called UDI (Unified Display Interface) for use in PCs, digital monitors (e.g., LCD displays) and embedded notebook computer displays. The parties have agreed that the UDI Specification will provide interoperability between PCs and TV displays equipped with HDMI (High Definition Multimedia Interface). The parties have agreed to promote wide industry adoption of UDI and make licenses for UDI available on reasonable and non-discriminatory terms. In particular, each of the parties has agreed to grant to the other parties and third parties who execute an adopters agreement a worldwide reciprocal license to its patent claims that would otherwise be infringed by implementing the final UDI Specification to make, use, sell and distribute products that implement and are compliant with the final UDI Specification. Such license shall be granted on reasonable and non-discriminatory terms. The Registrant has agreed to offer a zero-dollar royalty rate license to certain of its patent claims subject to other provisions of the Promoters Agreement and grant by the licensee of a reciprocal zero-dollar royalty rate license.

     The Promoters Agreement is effective indefinitely, subject to the right of the parties to terminate it earlier if a final UDI Specification has not been adopted in a timely manner or withdraw from the agreement according to its terms.

     Business Cooperation Agreement

     Pursuant to the Cooperation Agreement, the Registrant and Intel agreed to the following terms and conditions:

     Intel Deliverables. Intel agreed to, among other things, (i) license certain necessary patent claims to the Registrant and to other parties that the Registrant and Intel elect to include in the “Promoters” group and that sign the Promoters Agreement (the "Promoters”) and certain other third parties (the “Adopters”) under the licensing framework planned by the Promoters for the UDI Specification; and (ii) apply engineering resources necessary to develop the UDI Specification in an expedient manner.

     Registrant Deliverables. The Registrant agreed to, among other things, (i) identify, provide descriptions, contribute and license on a zero-dollar royalty basis certain technology needed for broad adoption of the UDI Specification across multiple market segments; and (ii) apply engineering resources necessary to develop the UDI Specification in an expedient manner.

     Joint Deliverables. The Registrant and Intel agreed to, among other things, (i) collaborate closely in identifying and inviting other qualified suppliers to join the UDI Specification development effort as Promoters and proceed with UDI Specification development under the terms of the Promoters Agreement; and (ii) work in good faith to develop the UDI Specification and a compliance program for Adopters’ devices which implement the UDI Specification.

     The Registrant and Intel agreed, following adoption of the UDI Specification, to work with the other UDI Promoters and promote the UDI Specification and to take steps to form and fund an organization to license and administer the final UDI Specification and administer compliance testing.

     The Cooperation Agreement is effective for two years from April 26, 2005 unless earlier terminated according to its terms.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2005	SILICON IMAGE, INC.
	By:	/s/ Patrick Reutens
Patrick Reutens
Chief Legal Officer